                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                            INTERACTIVE TELESIS INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                    33-649915
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                   Identification Number)

                              --------------------

                             535 ENCINITAS BOULEVARD
                           ENCINITAS, CALIFORNIA 92024
                                 (760) 632-1700
    (Address of principal executive offices, Zip Code, and telephone number)

                               1996 STOCK PLAN OF
                            INTERACTIVE TELESIS INC.
                            (Full title of the plan)

                              --------------------

          DONALD E. CAMERON                             Copies to:
    PRESIDENT AND CHIEF EXECUTIVE                 BRUCE J. RUSHALL, ESQ.
               OFFICER                              RUSHALL & McGEEVER
       535 ENCINITAS BOULEVARD                 1903 WRIGHT PLACE, SUITE 250
     ENCINITAS, CALIFORNIA 92024                CARLSBAD, CALIFORNIA 92008
           (760) 632-1700                             (760) 438-6855
 (Name, address including zip code,
  and telephone number, including
  area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

 TITLE OF EACH CLASS OF       AMOUNT BEING        PROPOSED MAXIMUM         PROPOSED MAXIMUM
    SECURITIES TO BE          REGISTERED(1)      OFFERING PRICE PER       AGGREGATE OFFERING        AMOUNT OF
       REGISTERED                                       SHARE                  PRICE(2)          REGISTRATION FEE
-------------------------- ------------------- ------------------------ ----------------------- ------------------
Common Stock, $0.001 par        3,145,000                (2)                  $2,547,770            $673
value

(1) A maximum of 602,000 shares of common stock were reserved for issuance under the Interactive Telesis 1996 Stock Plan of Interactive Telesis, Inc. (the"1996 Plan"). All shares reserved for issuance under the 1996 Plan are being registered hereunder.

(2) This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is determined according to the following offering price information: (i) under the 1996 Plan, 105,000 shares of common stock are subject to outstanding options with an exercise price of $0.25 per share, 1,506,000 shares of common stock are subject to outstanding options with an exercise price of $0.35 per share, 757,000 shares of common stock are subject to outstanding options with an exercise price of $0.40 per share, 40,000 Shares of common stock are subject to outstanding options with an exercise price of $2.25 per share, 20,000 shares of common stock are subject to outstanding options with an exercise price of $2.47 per share, 115,000 shares of common stock are subject to outstanding options with an exercise price of $3.00 per share and the remaining

      602,000 shares of common stock are reserved for issuance upon exercise of options to be granted in the future. Pursuant to Rule 457(h), for all shares of common stock being registered hereunder with an exercise price which cannot be presently determined (602,000 shares of common stock under the 1996 Plan), the Proposed Maximum Offering Price of $2.81 per share of common stock, which is based on the average of the bid and ask prices for the Company's common stock as reported on the NASD Bulletin Board on April 27, 2000 (a date within 5 days of the filing date of this Registration Statement).

                                     PART I


Item 1.     PLAN INFORMATION

            Not required to be filed with this Registration Statement.

Item 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

            Not required to be filed with this Registration Statement.


                                     PART II

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents are hereby incorporated by reference in this Registration Statement:

(a)               The Current Report of Registrant (or the "Company") on Form
            8-K filed on March 30, 2000 (Accession No. 0000936392-00-000177);

(a)               The Company's Quarterly Report on Form 10-QSB/A for the
            quarter ended January 31, 2000 (Accession No.
            00001095811-00-000534);

(a)               The Company's Registration Statement on Form 10-SB filed on
            November 19, 1999 (File No. 0-28 215 and Accession No. 0000936392-99-001374) by the Company pursuant to the Exchange Act, as amended by Form 10-SB/A filed by the Company on April 21, 2000 (Accession No. 0000936392-00-000215), including any amendment or report filed for the purpose of updating such Form 10-SB (together herein referred to as the "Form 10-SB Registration Statement, as amended").

(a)               All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") since filing of the Annual Report on Form 10-KSB; and

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date this Registration Statement is filed with the Securities and Exchange Commission (the "Commission") and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    DESCRIPTION OF SECURITIES

           The description of the Company's common stock, par value $.001 per share, contained in the Company's Form 10-SB Registration Statement, as amended, is incorporated by reference. See Item 3, subsection (c) above.

Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

           Not applicable.

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

           The description of the Indemnification of Directors and officers contain in Part II, Item 5 of the Company's Form 10-SB
           Registration Statement, as amended, is incorporated by reference. See Item 3, subsection (c) above.

Item 7.    EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable. No resales of outstanding securities are to be registered by this Registration Statement.

Item 8.     EXHIBITS

            5.1   Opinion of Rushall & McGeever.

            10.1  Interactive Telesis 1996 Stock Plan incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form 10-SB).

            23.1  Consent of Pannel Kerr Forster, Certified Public Accountants,
                     A Professional Corporation.

            23.2  Consent of Rushall & McGeever (included in Exhibit 5.1).

            24.1  Power of Attorney (included on the signature page hereto).

Item 9.     UNDERTAKINGS

(a)               The undersigned Registrant hereby undertakes:

(1)               To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)               To include any prospectus required by Section 10(a)(3) of the
            Securities Act of 1933, as amended (the "Securities Act");

(i)               To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

            Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

(i)               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED HOWEVER, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)

(c) Insofar as indemnification for liabilities arising under the securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Encinitas, state of California, on May 2, 2000.

                                          INTERACTIVE TELESIS, INC.



                                          By: /s/ Donald E. Cameron
                                             ----------------------------------
                                                  Donald E. Cameron
                                                  Chief Executive Officer


                                POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes Donald E. Cameron and William R. Adams, and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.


SIGNATURE                        TITLE                                     DATE
---------                        -----                                     ----
/s/  Donald E. Cameron        Chairman of the Board, Chief Executive    May 2, 2000
--------------------------    Officer, and President (Principal
     Donald E. Cameron        Executive Officer)


/s/  Marc Goyette             Director                                  May 2, 2000
--------------------------
     Marc Goyette


/s/  Robert Wilson            Director                                  May 2, 2000
--------------------------
     Robert Wilson


/s/  William R. Adams         Chief Financial Officer (Principal        May 2, 2000
--------------------------    Financial and Accounting Officer)
     William R. Adams

                                  EXHIBIT INDEX

  5.1       Opinion of Rushall & McGeever.

  10.1      Interactive Telesis 1996 Stock Plan (incorporated by reference to
            Exhibit 10.1 to the Company's Registration Statement on Form 10-SB).

  23.1      Consent of Pannel, Kerr, Forster, Certified Public Accountants, A
            Professional Corporation.

  23.2      Consent of Rushall & McGeever (included in Exhibit 5.1).

  24.1      Power of Attorney (included on the signature page hereto).

--------------